EXHIBIT 99.1


                  FOR IMMEDIATE RELEASE

                  November 5, 2003

                                    CONTACTS:
                                    ---------
                                    (Analysts) Kris Wenker (763) 764-2607
                                    (Media) Marybeth Thorsgaard (763) 764-6364


                  GENERAL MILLS REAFFIRMS KEY FINANCIAL TARGETS


         MINNEAPOLIS, MINN.---In a presentation to investors attending the Morgan Stanley Global Consumer Conference in New York City today, General Mills reaffirmed its key financial goals for fiscal 2004.
         Those goals include a target of 6 percent growth in net sales for the fiscal year ending May 2004, and net earnings per share of between $2.85 and $2.90 including Pillsbury merger-related and restructuring costs of approximately 10 to 15 cents. General Mills also reiterated its longer-term goals of delivering 5 to 6 percent compound annual growth in net sales and compound growth in diluted earnings per share of at least 11 percent through fiscal 2006. The company plans to report its 2004 second quarter results on December 17, 2003.
         Executive Vice President and Chief Financial Officer Jim Lawrence provided a summary of the company's current business trends. For the U.S. retail segment, he said that composite market share across the company's major product categories is up for the year to date. Second-quarter unit volume growth for U.S. retail is expected to be slower than the 4 percent gain posted in the first quarter, reflecting difficult prior-year comparisons and disruption caused by labor strikes underway at several large grocery retailers.

                                     -more-


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         In the Bakeries and Foodservice segment, unit volume trends remain soft but profit results are expected to show good sequential improvement in the second quarter as the company completes previously announced manufacturing realignment activities. General Mills' consolidated international businesses, together with its various joint ventures, continue to generate unit volume and profit gains.
         General Mills' complete presentation to the Morgan Stanley conference is available on the corporate web site at www.generalmills.com through November 12, 2003.





This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future volume and earnings could be affected by difficulties resulting from the Pillsbury acquisition, such as integration problems; failure to achieve synergies; unanticipated liabilities; inexperience in new business lines; and changes in the competitive environment. Our future results also could be affected by a variety of additional factors such as: competitive dynamics in the U.S. ready-to-eat cereal market, including pricing and promotional spending levels by competitors; the impact of competitive products and pricing; product development and the success of new items; actions of competitors other than as described above; acquisitions or disposals of businesses or assets; changes in capital structure; changes in laws and regulations, including changes in accounting standards; customer demand; effectiveness of advertising and marketing spending or programs; consumer perception of health-related issues, including obesity; economic conditions, including changes in inflation rates or interest rates; fluctuation in the cost and availability of supply chain resources; foreign economic conditions, including currency rate fluctuations; political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances.



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